                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of this 24th day of September 2002 by and between Tilia, Inc., a Delaware corporation (the "Company") and wholly-owned subsidiary of Jarden Corporation ("Jarden"), and Michael Whitcomb (the "Employee").

     WHEREAS, the Company desires to continue to employ the Employee and the Employee is willing to continue to provide the employment services, in his new capacity as the Company's Chief Marketing Officer, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employment. By execution of this Agreement, the Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, upon the terms and subject to the conditions set forth in this Agreement.

     2. Term. The term of this Agreement shall commence as of October 7, 2002 (the "Commencement Date") and shall continue until terminated by either party.

     3. Position. During the Term, the Company shall employ the Employee, and the Employee shall serve as Chief Marketing Officer of the Company. During the Term, the Employee shall devote substantially all of his normal business time and attention to, and use his best efforts to advance, the business of the Company. The Employee shall report to the Chief Executive Officer of the Company.

     Except upon the prior written consent of the Company, the Employee will not
(i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with, or that might place Employee in a conflicting position to that of, the Company.

     4. Salary and Other Compensation. The Employee shall receive the following compensation:

         (a) Salary. As of the date of this Agreement, the Employee is being paid, and during the balance of the Term shall continue to be paid an annual salary of Two Hundred Ten Thousand Dollars (US$210,000.00) (such amount, together with all upward adjustments thereto, to be referred to hereinafter as the "Base Salary"), payable in such equal increments and at such times (although not less frequently than once each month) as may be determined by the Company, consistent with the payroll policy for other senior executives of the Company.

         (b) Bonuses. The Employee shall be eligible to participate in such bonus plans (the "Target Bonuses") as are established by the Board for the senior executives of the Company. The parties agree that Employee's target bonus shall be forty per cent (40%) of actual annual earnings. For 2002, the Company agrees to guarantee minimum payment of Twenty-Five thousand dollars ($25,000.00) payable by the Company in March 2003.

         (c) Stock Options. Employee shall be eligible to receive 20,000 stock options, subject to the vesting schedule set forth in the Company's Stock Option Plan, which will be provided during the first week of employment.

         (d) Relocation Benefits. Employee shall receive a relocation package through NRI under Jarden Corporation policy B13-02.

         (e) Vacation. As of the date of this Agreement and continuing during the Term, the Employee shall be entitled to a maximum of twenty (20) business days of paid vacation leave per year. In addition, the Employee shall be entitled to all paid holidays given by the Company to its other executives.

         (f) Other Benefits. During the Term, the Company shall provide and the Employee shall be eligible to participate in substantially the same benefits that are provided to other executives of the Company.

         (g) Reimbursement of Business Expenses. During the Term, the Company shall reimburse the employee for reasonable expenses incurred in connection with the performance of the Employee's duties, including, without limitation, expenses for travel, lodging, meals and transportation; provided, however, that the Employee shall submit to the Company expenses documentation and invoices acceptable to the Company.

     5. Termination of Employment.

         (a) Without Cause. The Company may terminate Employee's employment by the Company of the Employee with Cause (as defined in Section 5(b) below) or without Cause, provided, however, that in the event of a termination without Cause prior to October 7, 2003, the Employee shall continue to receive from the Company the full salary described in Section 4 for a period of six (6) months from the date of such termination, with the Company not being obligated to make payment more frequently than monthly. If Employee is terminated without Cause after October 7, 2003, the Employee shall continue to receive from the Company his full salary for a period of twelve (12) months from the date of such termination. (The payment of any severance shall be referred to as "the Severance Amount.")

         (b) With Cause. The Company may, during the Term, terminate the employment by the Company of the Employee for Cause. The term "Cause" is defined as any one or more of the following occurrences:

               (i) The Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime which constitutes a felony in the jurisdiction involved; or

               (ii) The Employee's commission of an act of fraud or misappropriation of funds or property, whether prior to or subsequent to the date hereof, upon the Company; or

               (iii) Gross negligence by the Employee in the scope of the Employee's employment resulting in a material injury to the Company, violation by the Employee of any duty of loyalty to the Company resulting in a material injury to the Company, or any other misconduct on the part of the Employee resulting in a material injury to the Company; or

               (iv) Breach of the Noncompetition Agreement (October 7, 2002), executed by the Employee and the Company; or

               (v) Employee's willful breach of a material obligation under this Agreement.

         (c) Payment of Severance Amount Subject to Noncompetition and Nonsolicitation. The Company acknowledges that in the event that Employee's employment is terminated for Cause, the Company may elect to pay the Severance Amount referenced in Section 5 above. Notwithstanding anything herein to the contrary, and whether Employee's employment is terminated with our without Cause, the Company's payment of any Severance Amount is subject to Employee's compliance with the provisions of Sections 6 and 7 herein.

     6. Noncompetition. In addition to any provisions contained in the Noncompetition Agreement, the Employee agrees that during the period of time that he is employed by the Company, and contemporaneous with the period of time following his termination that Employee is paid any severance amounts due under the terms of this agreement (the "Restricted Period"), the Employee will not directly or indirectly, as an owner, partner, shareholder, joint venturer, corporate officer, director, employee, consultant, principal, trustee or licenser, or in any other similar capacity whatsoever or for any person, firm, partnership, company or corporation (other than the Company or any of its subsidiaries) own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of, any business activity involving (i) the manufacture, marketing or sale of vacuum packaging systems and related accessories for household or other non-commercial use; or (ii) food storage, preservation or preparation which is competitive with the business as conducted and proposed to be conducted as at the date of this Agreement (the "Noncompete Activities"). The restrictions set forth in this Paragraph 1 shall be effective throughout the United States and in any of the countries in which the Sellers have engaged in business.

     7. Nonsolicitation. During such Restricted Period, the Employee agrees that he will not at any time or for any reason, (i) solicit or divert any business or clients or customers existing at the date of termination away from the Company;
(ii) induce any customers, clients, suppliers, agents or other persons or entities under contract or otherwise associated or doing business with the Company at the date of termination, to reduce or alter any such association or business with the Company; and/or (iii) solicit any person in the employment of the Company to (A) terminate such employment, and/or (B) accept employment, or enter into any consulting arrangement, with any person or entity other than the Company.

     8. No Implied Waiver. The failure of either party at any time to require performance by the other party of the provisions of this Agreement shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver of either party of a breach of any provision of this Agreement constitute a waiver of any succeeding breach of the same or any other provision.

     9. Assignment. The rights and benefits of the Company under this Agreement shall be transferable, and all covenants and agreements hereunder shall inure to the benefit and be enforceable by or against its successors and assigns. The Employee may not assign his rights or delegate the performance of his duties under this Agreement.

     10. Alternative Dispute Resolution. The Company and Executive mutually agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other dispute between the parties, shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the parties. In the event mediation is unsuccessful in resolving the claim or controversy, such claim or controversy shall be resolved by arbitration. the claims covered by this Agreement ("Arbitrable Claims") include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract (including this Agreement) or covenant (express or implied); tort claims; claims for discrimination (*including, but not limited to, race, sex, religion, national origin, age, marital status, medical condition, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraph. The parties hereby waive any rights they may have to trial by jury in regard to Arbitrable Claims.

     Claims executive may have for Worker's Compensation or unemployment compensation benefits are not covered by this Agreement. Also not covered is either party's right to obtain provisional remedies or interim relief from a court of competent jurisdiction.

     Arbitration under this Agreement shall be the exclusive remedy for all Arbitrable Claims. The Company and Executive agree that arbitration shall be held in or near Santa Clara County, California, and shall be in accordance with the then current Employment Dispute Resolution rules of the American Arbitration Association, before an arbitrator licensed to practice law in the State of California. The arbitrator shall have authority to award or grant both legal, equitable, and declaratory relief. Such arbitration shall be final and binding on the parties. the California Arbitration Act shall govern the interpretation and enforcement of this section pertaining to Alternative Dispute Resolution.

     This Agreement to mediate and arbitrate survives termination of Executive's employment

     11. Notices.

         (a) Any notice required or permitted to be given under this Agreement shall be sufficient if (i) in writing, and (ii) delivered to the Employee or sent by certified or registered mail, to his residence (as specified below or as later given by notice to the Company) or, in the case of notice to the Company, sent by certified or registered mail to the Company's principal office (as specified below or as later given by notice to the Employee). If to the Employee, to: Michael Whitcomb, 30101 Saddleridge Drive, San Juan Capistrano, CA 92675, if to the Company, to: Martin E. Franklin, 555 Theodore Fremd Avenue, Rye, New York 10580.

         (b) Any notice required or permitted to be given under this Agreement shall be treated as effective or having been given when delivered if delivered personally, or if sent by mail, at the earlier of its receipt or seventy-two
(72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     12. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     14. Severability. If any term of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, executive order, or other rule of law, such term shall be deemed reformed or deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, executive order or other rule and the remaining provisions of this Agreement shall remain in full force and effect.

     15. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Employee with respect to the matters contained herein and supersedes all prior oral or written representations and agreements. This Agreement may only be modified in writing signed by both parties.

     IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first above written.

                                   "COMPANY'

                                   TILIA, INC.



                                   By: /s/ Linda S. Graebner
                                      -----------------------------------------
                                   Title President and Chief Executive Officer
                                        ---------------------------------------
                                   Date: October 1, 2002
                                        ---------------------------------------



                                   "EMPLOYEE"


                                             /s/  Michael Whitcomb
                                   --------------------------------------------
                                               Michael Whitcomb

                                   Date:  October 2, 2002
                                        ---------------------------------------